Exhibit 99.1

Synacor Exceeds 2018 Revenue Guidance,

Reports 11% Increase in Recurring Software Revenue

●	Announces shift to segment reporting in Q1 2019 for its Software and Advertising businesses
●	2018 total revenue of $143.9 million exceeded guidance; recurring software revenue of $35.8 million grew 11% YoY
●	2018 net loss narrowed to $7.6 million; Adj. EBITDA of $8.5 million, up 262% from a year ago
●	Notable Q4 customer wins include 116 new Zimbra email enterprise and government customers, three-million-user Zimbra deal in Japan, and a new Cloud ID agreement with Newsy

BUFFALO, N.Y., March 13, 2019 – Synacor, Inc. (Nasdaq: SYNC), the trusted technology development, multiplatform services and revenue partner for video, internet and communications providers, device manufacturers, governments and enterprises, today announced its financial results for the fourth quarter and full year ended December 31, 2018.

“We delivered strong operating results,” said Himesh Bhise, Synacor’s chief executive officer. “Our 2018 adjusted EBITDA of $8.5 million was up significantly from $2.3 million a year ago. High-margin recurring software revenue from our collaboration and identity platforms was $35.8 million, growing 11% year over year.”

“In 2019, we will continue to focus on this high-margin, recurring revenue. Along with our shift to segment reporting, we are aligning organizational processes to better drive performance in each of our Software and Advertising businesses. This is reflected in our adjusted EBITDA guidance of $10 million to $12 million, which is 18% to 42% higher than 2018,” added Bhise.

Recent Highlights

●	Closed a three-million-user, cloud-based email deal for a large Japanese telecommunications company, in partnership with IIJ.
●	Signed 116 new Zimbra email business and government customers worldwide, bringing the 2018 total to 426 new customers.
●	Signed Newsy, a next-generation national news network, to the growing list of content providers that use Synacor Cloud ID.
●	The Zimbra X email and collaboration platform is now powered by Oracle Cloud and is available in the Oracle Cloud Marketplace.

FY 2018 and Q4 2018 Financial Results

Revenue: For the fourth quarter of 2018, revenue was $39.4 million, exceeding the Company’s financial guidance. Advertising revenue was down 17% as the Company proactively steered away from low-margin publisher-based advertising revenue. Recurring software revenue grew 7.3% compared with the fourth quarter of 2017.

For fiscal 2018, revenue was $143.9 million. Recurring software revenue was up 11% and Advertising revenue was up 2%.

Net Income: For the fourth quarter of 2018, net loss was $0.4 million, or $(0.01) per share, compared with a net loss of $0.1 million, or $(0.00) per share, in the fourth quarter of 2017. The fourth quarter of 2018 was negatively impacted by a $0.6 million capitalized software impairment.

For fiscal 2018, net loss narrowed to $7.6 million, or $(0.19) per share, compared with a net loss of $9.8 million, or $(0.27) per share, in fiscal 2017.

Adjusted EBITDA: For the fourth quarter of 2018, adjusted EBITDA increased 12.7% to $4.0 million from $3.6 million for the fourth quarter of 2017. Adjusted EBITDA excludes stock-based compensation, other income and expense, capitalized software impairment, restructuring costs, and certain legal and professional fees.

For fiscal 2018, adjusted EBITDA increased to $8.5 million, up from $2.3 million for fiscal 2017, an increase of 262%.

Cash: The Company ended the fourth quarter of 2018 with $15.9 million in cash and cash equivalents, compared with $15.7 million at the end of the third quarter of 2018.

Guidance

The Company will be moving to segment-based reporting in Q1 2019 to provide better transparency into its Software and Advertising businesses. Based on information available as of March 13, 2019, the Company is providing financial guidance for the first quarter and full year 2019 as follows:

•

Q1 2019 Guidance: Revenue for the first quarter of 2019 is projected to be in the range of $31 million to $33 million. The Company expects to report a net loss of $2.6 million to $3.1 million and adjusted EBITDA of $1.0 million to $1.5 million, which excludes stock-based compensation expense of $0.5 million, certain legal and professional service fees of $0.8 million, depreciation and amortization expense of $2.5 million, and tax, interest expense and other income and expense of $0.3 million.

•

Fiscal 2019 Guidance: Revenue for full year 2019 is expected to be in the range of $137 million to $145 million. The Company expects to report a net loss in the range of $2.2 million to $4.2 million and adjusted EBITDA in the range of $10 million to $12 million, which excludes stock-based compensation expense of $2.0 million, certain legal and professional service fees of $1.0 million, depreciation and amortization expense of $10.0 million, and tax, interest expense, and other income and expense of $1.2 million.

Conference Call Details

Synacor will host a conference call today at 5:00 p.m. ET to discuss the fourth-quarter and fiscal year-end 2018 financial results with the investment community. The live webcast of Synacor’s earnings conference call can be accessed at http://investor.synacor.com/events.cfm. To participate, please log in approximately 10 minutes prior to the webcast. The call may be accessed toll-free via phone at (833) 235-2655, with conference ID 8556108, or callers outside the U.S. may dial (647) 689-4151. Following completion of the call, a recorded webcast replay will be available on Synacor’s website. To listen to the telephone replay through March 20, 2019, call toll-free (800) 585-8367, or callers outside the U.S. may dial (416) 621-4642. The conference ID is 8556108.

About Synacor

Synacor (Nasdaq: SYNC) is the trusted technology development, multiplatform services and revenue partner for video, Internet and communications providers, device manufacturers, governments and enterprises. Synacor’s mission is to enable its customers to better engage with their consumers. Its customers use Synacor’s technology platforms and services to scale their businesses and extend their subscriber relationships. Synacor delivers managed portals, advertising solutions, email and collaboration platforms, and cloud-based identity management. www.synacor.com

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (GAAP).

We report adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.

For a reconciliation of adjusted EBITDA to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, please refer to the table “Reconciliation of GAAP to Non-GAAP Measures” in this press release.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements concerning Synacor’s expected financial performance including, without limitation, its first-quarter and fiscal-year 2019 guidance, the statements and quotations from management and Synacor’s strategic and operational plans. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements the Company makes.

The risks and uncertainties referred to above include - but are not limited to - risks associated with: execution of our plans and strategies, including the loss of a significant customer; execution against our agreement with AT&T; the pace and degree to which the AT&T portal can be monetized; our ability to obtain new customers; our ability to integrate the assets and personnel from acquisitions; expectations regarding consumer taste and user adoption of applications and solutions; developments in internet browser software and search advertising technologies; general economic conditions; expectations regarding the Company’s ability to timely expand the breadth of services and products or introduction of new services and products; consolidation within the cable and telecommunications industries; changes in the competitive dynamics in the market for online search and digital advertising; the risk that security measures could be breached and unauthorized access to subscriber data could be obtained; potential third party intellectual property infringement claims or other legal claims against Synacor; and the price volatility of our common stock.

Further information on these and other factors that could affect the Company’s financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the Company’s most recent Form 10-K filed with the SEC. These documents are available on the SEC Filings section of the Investor Information section of the Company’s website at http://investor.synacor.com/. All information provided in this release and in the attachments is available as of March 13, 2019, and Synacor undertakes no duty to update this information.

Synacor, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$15,921	$22,476
Accounts receivable, net	25,567	31,696
Prepaid expenses and other current assets	3,779	4,516

Total current assets	45,267	58,688
Property and equipment, net	18,707	20,505
Goodwill	15,941	15,955
Intangible assets	10,553	12,695
Other assets	995	937

Total Assets	$91,463	$108,780

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19,174	$25,931

Accrued expenses and other current liabilities	7,849	7,075
Current portion of deferred revenue	6,672	11,605
Current portion of capital lease obligations	2,328	2,444

Total current liabilities	36,023	47,055
Long-term portion of capital lease obligations	1,367	3,371
Deferred revenue	2,214	3,682
Deferred income taxes	231	264
Other long-term liabilities	457	63

Total Liabilities	40,292	54,435

Stockholders’ Equity:
Common stock	399	396
Treasury stock	(1,899)	(1,881)
Additional paid-in capital	144,739	142,486
Accumulated deficit	(91,726)	(86,627)
Accumulated other comprehensive loss	(342)	(29)

Total stockholders’ equity	51,171	54,345

Total Liabilities and Stockholders’ Equity	$91,463	$108,780

Synacor, Inc.

Condensed Consolidated Statements of Operations

(In thousands except share and per share amounts)

(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2018	2017	2018	2017

Revenue	$39,398	$46,002	$143,879	$140,027
Costs and operating expenses:
Cost of revenue (1)	20,888	25,409	72,547	70,053
Technology and development (1)(2)	5,737	6,692	24,510	27,642
Sales and marketing (2)	5,609	5,916	24,116	24,941
General and administrative (1)(2)	4,838	4,980	19,454	17,800
Depreciation and amortization	2,325	2,816	9,641	9,820

Total costs and operating expenses	39,397	45,813	150,268	150,256

Gain (loss) from operations	1	189	(6,389)	(10,229)
Gain on sale of investment	—	85	—	1,987
Other expense - net	(166)	(174)	(212)	(2)
Interest expense	(73)	(105)	(338)	(433)

Loss before income taxes	(238)	(5)	(6,939)	(8,677)
Provision for income taxes	138	101	616	1,100

Net loss	$(376)	$(106)	$(7,555)	$(9,777)

Net loss per share:
Basic	$(0.01)	$(0.00)	$(0.19)	$(0.27)

Diluted	$(0.01)	$(0.00)	$(0.19)	$(0.27)

Weighted average shares used to compute net loss per share:
Basic	39,009,442	38,727,724	38,895,301	36,381,299

Diluted	39,009,442	38,727,724	38,895,301	36,381,299

Notes:
(1) Exclusive of depreciation shown separately.
(2) Includes stock-based compensation as follows:

	Three months ended		Twelve months ended
	December 31,		December 31,
	2018	2017	2018	2017
Technology and development	$120	$140	$489	$744
Sales and marketing	100	136	474	636
General and administrative	133	286	841	1,110

	$353	$562	$1,804	$2,490

Synacor, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Twelve months ended
	December 31,
	2018	2017
Cash Flows from Operating Activities:

Net loss	$(7,555)	$(9,777)
Adjustments to reconcile net loss to net cash provided (used in) by operating activities:
Depreciation and amortization	9,832	9,820
Loss on disposal of property and equipment	—	203
Capitalized software impairment	552	256
Stock-based compensation expense	1,804	2,490
Gain on sale of investment	—	(1,987)
Provision for deferred income taxes	(248)	137
Change in allowance for doubtful accounts	126	(164)
Increase in estimated value of contingent consideration	—	107
Change in operating assets and liabilities net of effect of acquisition:
Accounts receivable, net	6,002	(4,146)
Prepaid expenses and other assets	737	346
Other long-term assets	142	15
Accounts payable, accrued expenses, and other current liabilities	(5,785)	3,261
Deferred revenue	(3,945)	(779)
Other long-term liabilities	394	(45)

Net cash provided (used in) by operating activities	2,056	(263)

Cash Flows from Investing Activities:
Proceeds from sale of investment	—	2,645
Purchases of property and equipment	(6,256)	(7,876)

Net cash used in investing activities	(6,256)	(5,231)

Cash Flows from Financing Activities:
Net proceeds from offering of common stock	—	20,258
Payments of public offering issuance costs	—	(212)
Repayments of long-term debt	—	(5,000)
Repayments on capital lease obligations	(2,422)	(1,866)
Proceeds from exercise of common stock options	385	2,149

Purchase of treasury stock and shares received to satisfy minimum tax withholding liabilities	(18)	(334)
Deferred acquisition payment	—	(1,300)

Net cash (used in) provided by financing activities	(2,055)	13,695

Effect of exchange rate changes on cash and cash equivalents	(300)	(40)

Net (decrease) increase in Cash and Cash Equivalents	(6,555)	8,161
Cash and Cash Equivalents at beginning of period	22,476	14,315

Cash and Cash Equivalents at end of period	$15,921	$22,476

Synacor, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands)

(Unaudited)

The following table presents a reconciliation of net loss to adjusted EBITDA for each of the periods indicated:

	Three months ended		Twelve months ended
	December 31,		December 31,
	2018	2017	2018	2017
Reconciliation of Adjusted EBITDA:

Net loss	$(376)	$(106)	$(7,555)	$(9,777)
Provision for income taxes	138	101	616	1,100
Interest expense	73	105	338	433
Gain on sale of investment	—	(85)	—	(1,987)
Other expense	166	174	212	2
Depreciation and amortization	2,516	2,816	9,832	9,820
Capitalized software impairment	552	—	552	256
Stock-based compensation expense	353	562	1,804	2,490
Restructuring costs	77	—	1,111	—
Certain legal expenses*	367	—	1,400	—
Certain professional services fees**	154	—	154	—

Adjusted EBITDA	$4,020	$3,567	$8,464	$2,337

*    “Certain legal expenses” include legal fees and other related expenses associated with legal proceedings outside the ordinary course of our business, including the class action securities litigation, and arbitration costs related to the dissolution of a former joint venture.

** “Certain professional services fees” includes fees and expenses related to merger and acquisition activities.

Contacts

Investor Contact:

David Calusdian

Sharon Merrill Associates

ir@synacor.com

617-542-5300